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Part II                                                             Exhibit 15.1

               Letter re: Unaudited Interim Financial Information


November 8, 2002

CVS Corporation
Woonsocket, Rhode Island

Board of Directors:

Re:  Registration Statements Numbers 333-49407, 33-40251, 333-34927, 333-28043,
     33-17181, 2-97913, 2-77397, 2-53766, 333-91253 and 333-63664 on Form S-8,
     333-52055 on Form S-3, 333-78253 and 333-61216 on Form S-4.

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated October 25, 2002, related to our review of interim financial information.

Pursuant to Rule 436 under the Securities Act of 1933 (the "Act"), such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant, within the meaning of sections 7 and 11 of the Act.

Very truly yours,


/s/ KPMG LLP
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KPMG LLP

Providence, Rhode Island